UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 24, 2022
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SILA REALTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1001 Water St.
Suite 800
Tampa, Florida 33602
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.
Resignation from the Board of Directors
In a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2022 (the “March 22 8-K”), Sila Realty Trust, Inc. (the “Company”) disclosed that Randall Greene and Ronald Rayevich informed the Board of Directors (the “Board”) of the Company that they will not stand for reelection to the Board at the Annual Meeting of Stockholders to be held on July 7, 2022 (the “Annual Meeting”). On May 24, 2022, Mr. Greene notified the Company of his intention to resign as a director of the Company, effective as of May 31, 2022, in anticipation of the refreshment of the Board with two new members, Ms. Z. Jamie Behar and Ms. Verett Mims, being added effective June 1, 2022. Mr. Greene stated that his resignation is not due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices.
In connection with his resignation from the Board, Mr. Greene executed a general and customary release of claims against the Company, and, in exchange, will receive: (a) a cash payment equal to unpaid annual compensation for the period from June 1, 2022 through the Annual Meeting on July 7, 2022; and (b) full and immediate vesting of his equity awards.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILA REALTY TRUST, INC.

Dated: May 31, 2022	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer